UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2007

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

 (State or Other Jurisdiction of Incorporation)

001-31305	22-3802649
(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000
(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

 (Registrant's Telephone Number, Including Area Code)

Not applicable

 (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 7, 2007, Foster Wheeler Ltd. (the “Company”) issued a press release containing information about the Company's results of operations for the period ended September 28, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

Item 8.01 Other Events.

On November 7, 2007, the Company announced that its board of directors has approved a two-for-one stock split of its common shares, subject to shareholder approval of an increase in the number of its authorized common shares. The increase in the number of authorized common shares is to be voted upon at a special general meeting of shareholders tentatively scheduled for January 8, 2008.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press release, dated November 7, 2007.

	99.2	Press release, dated November 7, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

	By:	/s/ Lisa Wood
DATE: November 7, 2007		Name: Lisa Wood Title: Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 7, 2007.

99.2	Press Release, dated November 7, 2007.